EXHIBIT 99.1
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                            JOINT FILER INFORMATION

Name:                   BNP Europe Telecom and Media Fund II, L.P.
Address:                c/o CIBC Financial Center, Third Floor
                        11 Dr. Roy's Drive
                        P.O. Box 694 GT
                        Grand Cayman, Cayman Islands
                        British West Indies

Name:                   General Business Finance and Investments, Ltd.
Address:                c/o Maples and Calder
                        Ugland House, South Church Street
                        P.O. Box 309 GT
                        Grand Cayman, Cayman Islands
                        British West Indies

Designated Filer:       Jean-Jacques Bertrand
Address:                c/o BNP Paribas Private Equity SAS
                        32 Boulevard Haussmann
                        Paris, France 75009

Issuer & Ticker Symbol:                 Cogent Communications Group, Inc. (CCOI)
Date of Event Requiring Statement:      March 23, 2007